UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):   January 15, 2010

ZAP
(Exact name of Registrant as specified in its charter)

California	0-303000	94-3210624
(State or other jurisdiction of incorporation or organization)	Commission File Number	IRS Employer Identification Number

501 Fourth Street Santa Rosa, CA	95401
(Address of principal executive offices)	(Zip Code)

(707) 525-8658
(Registrant’s telephone number, including area code)

not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-14(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1-Registrant’s Business and Operations

Section 1.01	Entry into Material Definitive Agreement

On January 15, 2010, the Company (ZAP) entered into distribution agreement with China auto manufacturer Zhejiang Jonway Automobile Co. Ltd.  to produce electric SUVs, cars and other vehicles in China for domestic and global distribution.  ZAP and Jonway are cooperating on the integration of AC propulsion systems and lithium batteries into a pilot production 5-door Jonway A380 SUV that would offer freeway speeds and a targeted range of over 100 miles per charge.

The exclusive agreement between ZAP and Jonway calls for manufacturing vehicles provided by Jonway with  research and development by ZAP in Santa Rosa, California.  Jonway manufactures China's popular A380 compact SUV in 3- and 5-door models and are developing a line of sedans and other automobiles. ZAP and Jonway intend to jointly distribute electric vehicles in China, North America and Europe, to complement existing distribution channels while expanding into new markets.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZAP

Dated: January 21, 2010	By:	/s/ Steven M. Schneider
Chief Executive Officer